Exhibit 23.3

Consent of Independent Auditor

We consent to the inclusion in this Registration Statement on Form S-4 of Falcon Capital Acquisition Corp. of our report dated September 30, 2020, except for Note 2 as to which the date is February 14, 2021, relating to the financial statements of Doc.AI Incorporated.

We also consent to the reference of our firm under the heading “Experts” in such Registration Statement.

/s/ SingerLewak, LLP

San Jose, California

February 14, 2021